                                                      REGISTRATION NO. 333-57323
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                 POST-EFFECTIVE


                                AMENDMENT NO. 1

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                          CYGNET FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                              6141                             86-0917503
     (STATE OF INCORPORATION)          (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
                                        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                      2525 EAST CAMELBACK ROAD, SUITE 1150
                             PHOENIX, ARIZONA 85016
                                 (602) 852-6600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                            STEVEN P. JOHNSON, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          CYGNET FINANCIAL CORPORATION
                      2525 EAST CAMELBACK ROAD, SUITE 1150
                             PHOENIX, ARIZONA 85016
                                 (602) 852-6600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:
                            STEVEN D. PIDGEON, ESQ.
                             RICHARD B. STAGG, ESQ.
                           ROSARIO A. RODRIGUEZ, ESQ.
                             SNELL & WILMER L.L.P.
                               ONE ARIZONA CENTER
                          PHOENIX, ARIZONA 85004-0001
                                 (602) 382-6000
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

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
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           TITLE OF EACH CLASS OF                                           PROPOSED MAXIMUM              AMOUNT OF
        SECURITIES TO BE REGISTERED                   AMOUNT            AGGREGATE OFFERING PRICE       REGISTRATION FEE
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
Rights......................................        4,750,000                   $0.00(1)                   $0.00(1)
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Common Stock, $.001 par value...............       5,678,572(2)               $39,750,004                 $11,726(3)
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          Total.............................                                  $39,750,004                 $11,726(3)
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


(1) Pursuant to Rule 457(g), no registration fee is payable because a fee was paid for registration of the shares of Common Stock offered pursuant to the Rights.


(2) Included 714,286 shares of Common Stock that could have been purchased by Ernest C. Garcia, II pursuant to an additional purchase right and 214,286 shares of Common Stock that could have been purchased by certain directors and officers of the registrant pursuant to a D&O purchase right.

(3) Previously paid.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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


     Cygnet Financial Corporation (the "Registrant"), hereby deregisters the total number of shares of the Registrant's common stock, par value $.001 per share (including any common stock rights associated with the Rights Offering (as defined below) that were never issued and such common stock), registered pursuant to the Registrant's Registration Statement on Form S-1 (No. 333-57323) filed with the Securities and Exchange Commission (the "Commission") on or about June 19, 1998 and declared effective by the Commission on August 4, 1998. Thus, the Registrant deregisters all of the 5,678,572 shares of its common stock and all of the 4,750,000 rights to purchase its common stock that have not already been issued pursuant to the Rights Offering initially registered through the Registration Statement.



     This Registration Statement related to the plan to separate Ugly Duckling Corporation ("UDC") into two publicly traded companies, with one being the Registrant (the "Split-up"). The Registration Statement provided for a rights offering (the "Rights Offering"), which included, among other things, (a) the distribution of transferable rights to holders of UDC common stock to subscribe for shares of common stock of the Registrant, and (b) the sale of shares of Registrant's common stock upon exercise of these rights.



     The Right Offering and related common stock issuance to which the Registration Statement pertained was terminated on or around September 21, 1998, since the subscriptions pursuant to the rights were insufficient to allow listing of the Registrant's common stock on the Nasdaq National Market and the related Split-up relating to the Registrant could not be effected. This Amendment, pursuant to the undertaking contained in the Registration Statement, removes from registration all rights not previously issued and all of the Registrant's common stock registered through the Registration Statement to reflect the fact that no common stock was actually issued in connection with the terminated Rights Offering and related Split-up. In the future, no common stock of Cygnet will be issued pursuant to the Registration Statement. Cygnet's rights were exercisable only for a limited period, which ended on September 21, 1998.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on October 23, 1998.


                                          Cygnet Financial Corporation

                                          By:   /s/ ERNEST C. GARCIA, II

                                            ------------------------------------
                                                    Ernest C. Garcia, II
                                                   Chairman of the Board,
                                                Chief Executive Officer, and
                                                          President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Ernest C. Garcia, II and Steven P. Johnson, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-1 Registration Statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, in full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming that all said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                NAME AND SIGNATURE                                TITLE                      DATE
                ------------------                                -----                      ----

             /s/ ERNEST C. GARCIA, II                Chairman of the Board, Chief      October 23, 1998
---------------------------------------------------    Executive Officer, and
               Ernest C. Garcia, II                    President (Principal executive
                                                       officer)

                         *                           Director                          October 23, 1998
---------------------------------------------------
                Robert J. Abrahams

                         *                           Director                          October 23, 1998
---------------------------------------------------
              Christopher D. Jennings

                         *                           Director                          October 23, 1998
---------------------------------------------------
                 Gary L. Trujillo

                         *                           Director                          October 23, 1998
---------------------------------------------------
                  Frank P. Willey

                         *                           Chief Financial Officer           October 23, 1998
---------------------------------------------------    (Principal financial officer
                  Eric J. Splaver                      and principal accounting
                                                       officer)

           By: /s/ ERNEST C. GARCIA, II
   ---------------------------------------------
               *Ernest C. Garcia, II
                (Attorney-in-fact)


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